                                                                    EXHIBIT 10.2


================================================================================



                                     MASTER
                                    AGREEMENT

                                     BETWEEN

                             THE NETPLEX GROUP, INC.
                                       AND
                              NETPLEX SYSTEMS, INC.

                                       AND

                          WATERSIDE CAPITAL CORPORATION


                                   Dated as of
                               September 28, 2001



================================================================================

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1   THE SURRENDER, DELIVERY, PAYMENT AND PURCHASE....................2

1.1   The Surrender, Delivery and Payment....................................2
      -----------------------------------

1.2   The Purchase...........................................................2
      ------------

1.3   The Escrow.............................................................2
      ----------

1.4   The Surrender..........................................................2
      -------------

ARTICLE 2   THE INVESTMENT DOCUMENTS.........................................2

2.1   The First Commercial Note..............................................2
      -------------------------

2.2   The Second Commercial Note.............................................2
      --------------------------

2.3   The Notes..............................................................2
      ---------

2.4   Investment Documents...................................................2
      --------------------

2.5   Prepayment.............................................................3
      ----------

2.6   Group Security.........................................................3
      --------------

2.7   Systems Security.......................................................3

2.8   ACFC Documents.........................................................3
      --------------

ARTICLE 3   SYSTEMS INDEMNITY AND REDEMPTION OBLIGATIONS.....................3

3.1   Certificate of Amendment...............................................3
      ------------------------

3.2   Indemnity..............................................................3
      ---------

3.3   Redemption.............................................................4
      ----------

3.4   Security...............................................................4
      --------

ARTICLE 4   REPRESENTATIONS AND WARRANTIES...................................4

4.1   Representations of Systems and of Group................................4
      ---------------------------------------

(a)   Good Standing and Qualification........................................4
      -------------------------------

(b)   Corporate Authority....................................................4
      -------------------

(c)   Binding Agreements.....................................................4
      ------------------

(d)   Litigation.............................................................4
      ----------

(e)   No Conflicting Law or Agreements.......................................5
      --------------------------------

(f)   Taxes .................................................................5
      -----

(g)   Financial Statements...................................................5
      --------------------

(h)   Adverse Developments...................................................5
      --------------------

(i)   Existence of Assets and Title..........................................5
      -----------------------------

(j)   Compliance.............................................................5
      ----------

(k)   Leases.................................................................6
      ------

(l)   Pension Plans..........................................................6
      -------------

(m)   Deferred Compensation Arrangements.....................................7
      ----------------------------------

(n)   Chief Executive Office.................................................7
      ----------------------

(o)   Places of Business and Location of Collateral..........................8
      ---------------------------------------------

(p)   Contingent Liabilities.................................................8
      ----------------------

(q)   Contracts..............................................................8
      ---------

(r)   Unions and Pensions....................................................8
      -------------------

(s)   Licenses...............................................................8
      --------

(t)   Collateral.............................................................8
      ----------

(u)   Tradenames.............................................................8
      ----------

(v)   Financial Information..................................................8
      ---------------------

(w)   Parent, Affiliate or Subsidiary Corporations...........................9
      --------------------------------------------

(x)   Environmental Matters..................................................9
      ---------------------

(y)   Capitalization.........................................................9
      --------------

(z)   Certain Transactions..................................................10
      --------------------

(aa)  Fees/Commissions......................................................10
      ----------------

(bb)  Employees.............................................................10
      ---------

(cc)  Issuance Taxes........................................................10
      --------------

(dd)  Solvency..............................................................10
      --------

(ee)  Representations and Warranties in Other Agreements....................11
      --------------------------------------------------

(ff)  Senior Loan Documents.................................................11
      ---------------------

(gg)  Trademarks, Patents, etc..............................................11
      -------------------------

ARTICLE 5   COVENANTS AND AGREEMENTS........................................11

5.1   Payment of Obligations and Indebtedness...............................11
      ---------------------------------------

5.2   Financial Statements and Reports......................................12
      --------------------------------

5.3   Maintenance of Books and Records; Inspection..........................12
      --------------------------------------------

5.4   Insurance.............................................................12
      ---------

5.5   Taxes and Assessments.................................................13
      ---------------------

5.6   Legal Existence.......................................................13
      ---------------

5.7   Compliance with Law and Other Agreements..............................13
      ----------------------------------------

5.8   Notice of Default; Perceived Breach...................................13
      -----------------------------------

5.9   Notice of Litigation..................................................13
      --------------------

5.10  Conduct of Business...................................................13
      -------------------

5.11  ERISA Plan............................................................13
      ----------

5.12  Dividends, Distributions, Share Rights, etc...........................14
      --------------------------------------------

5.13  Debt  ................................................................14
      ----

5.14  No Liens..............................................................15
      --------

5.15  Mergers, Consolidations, Acquisitions and Sales.......................15
      -----------------------------------------------

5.16  Transactions With Affiliates..........................................15
      ----------------------------

5.17  Environment...........................................................15
      -----------

5.18  Guaranty Fee..........................................................16
      ------------

5.19  Zaino ................................................................16
      -----

ARTICLE 6   CLOSING.........................................................16

6.1   Closing...............................................................16
      -------

ARTICLE 7   SUBORDINATION...................................................17

7.1   Group Financing.......................................................17
      ---------------

7.2   Systems Financing.....................................................17
      -----------------

ARTICLE 8   SEPARATE ENTITIES...............................................17

8.1   Separate Entities.....................................................17
      -----------------

ARTICLE 9   DEFAULT AND REMEDIES............................................17

9.1   Events of Default.....................................................17
      -----------------

9.2   Acceleration of Maturity; Remedies for Group Default..................18
      ----------------------------------------------------

9.3   Immediate Redemption; Remedies for Systems Default....................19
      --------------------------------------------------

9.4   Remedies Cumulative; No Waiver........................................19
      ------------------------------

9.5   Proceeds of Remedies..................................................19
      --------------------

ARTICLE 10  TERMINATION.....................................................20

10.1  Termination of this Agreement.........................................20
      -----------------------------

ARTICLE 11  MISCELLANEOUS...................................................20

11.1  Performance By WSCC...................................................20
      -------------------

11.2  Successors and Assigns Included in Parties............................20
      ------------------------------------------

11.3  Costs and Expenses....................................................20
      ------------------

11.4  Assignment............................................................21
      ----------

11.5  Time of the Essence...................................................21
      -------------------

11.6  Severability..........................................................21
      ------------

11.7  Interest and Loan Charges Not to Exceed Maximum Allowed by Law........21
      --------------------------------------------------------------

11.8  Article and Section Headings; Defined Terms...........................21
      -------------------------------------------

11.9  Notices...............................................................21
      -------
21

11.10 Entire Agreement......................................................22
      ----------------

11.11 Governing Law and Amendments..........................................23
      ----------------------------
11.12 Survival of Representations and Warranties............................23
      ------------------------------------------

11.13 Counterparts..........................................................23
      ------------

11.14 Construction and Interpretation.......................................23
      -------------------------------

11.15 General Indemnification...............................................23
      -----------------------

11.16 Standard of Care; Limitation of Damages...............................23
      ---------------------------------------

11.17 Consent to Jurisdiction; Exclusive Venue..............................24
      ----------------------------------------

                                MASTER AGREEMENT

      THIS MASTER AGREEMENT ("Agreement"), dated as of the 28th day of September, 2001, is made and entered into on the following terms and conditions, between NETPLEX SYSTEMS, INC., a Delaware corporation ("Systems"), and THE NETPLEX GROUP, INC., a New York corporation ("Group"), and WATERSIDE CAPITAL CORPORATION, a Virginia corporation ("WSCC").

                                    RECITALS
                                    --------

      A. WSCC owns 1,500 shares of the Class C Preferred Stock of Group (the "Group Preferred Stock"), and a warrant to acquire 300,000 shares of the Common Stock of Group (the "Warrant").

      B. Group owns 1,000 shares of the Class A Preferred Stock of Systems.

      C. In consideration of WSCC's: (i) surrender to Group for cancellation of the Group Preferred Stock, (ii) surrender to Group for cancellation of the Warrant and (iii) guaranty (the "WSCC Guarantee") of up to $400,000 of System's revolving credit facility from American Commercial Finance Corporation ("ACFC"), Group is agreeable to paying to WSCC $2,054,697.45 in the form of $1,000,000 in cash and two secured commercial promissory notes in the original principal amounts of $900,000 and $154,697.45, respectively (together, the "Commercial Notes"), and Systems is agreeable to indemnifying and holding harmless WSCC from any liability on its ACFC guaranty and secure that indemnity obligation and certain redemption obligations with respect to its shares of Class A Preferred Stock to be held by WSCC by a lien on all its assets.

      D. In consideration of Group's transfer to WSCC of Group's 1,000 shares of Systems Class A Preferred Stock (the "Systems Preferred Stock"), WSCC shall pay to Group $1,000,000.

      E. To induce WSCC to take the actions contemplated by this Agreement and execute the Investor Guarantee, Group and Systems have made certain representations to WSCC.

      F. WSCC, in reliance on the representations and inducements of Group and Systems, has agreed to take such actions and execute the Investor Guarantee on the following terms and conditions.

      G. In connection with the foregoing, and without additional consideration, WSCC agrees to surrender the Warrant which all parties agree is without value.

                                   AGREEMENT:
                                   ---------

      NOW, THEREFORE, in consideration of WSCC's entry into this Agreement and execution of the WSCC Guarantee, the following mutual covenants and agreements, and other good and valuable consideration, its receipt and sufficiency acknowledged, Group and Systems and WSCC agree:

                                   ARTICLE 1
                  THE SURRENDER, DELIVERY, PAYMENT AND PURCHASE
                  ---------------------------------------------

      1.1. The Surrender, Delivery and Payment. WSCC hereby surrenders to Group, and has delivered to Williams, Mullen, Clark & Dobbins, P.C. (the "Escrow Agent") for that purpose, the Group Preferred Stock, and hereby delivers to the Escrow Agent, for redelivery to ACFC, the WSCC Guarantee; and Group hereby delivers to the Escrow Agent for redelivery to WSCC $1,000,000 in cash and the Commercial Notes.

      1.2. The Purchase. WSCC hereby purchases from Group, and Group hereby sells to WSCC, the Systems Preferred Stock for $1,000,000 in cash, which WSCC hereby delivers to the Escrow Agent for redelivery to Group.

      1.3. The Escrow. Escrow Agent pays to WSCC $1,000,000 and pays to Group $1,000,000 from the proceeds previously deposited by Group and WSCC into its escrow account (less a closing/professional fee of $50,000 to be paid to WSCC).

      1.4. The Surrender. WSCC surrenders the Warrant to Group.

                                    ARTICLE 2
                            THE INVESTMENT DOCUMENTS
                            ------------------------

      2.1. The First Commercial Note. Group executes and delivers to WSCC the "First Commercial Note" in the form of Exhibit 2.1 in the original principal amount of $900,000.

      2.2. The Second Commercial Note. Group executes and delivers to WSCC the "Second Commercial Note" in the form of Exhibit 2.2 in the original principal amount of $96,462.58, representing unpaid dividends on the Group Preferred Stock through the date of this Agreement, $12,000 for the first year of the Guarantee Fee, as defined below, and $46,234.87 in other costs owed WSCC by Group, including attorney's fees.

      2.3. The Notes. The Redemption Note and the Commercial Note are collectively referred to as the "Notes."

      2.4. Investment Documents. The Notes, this Agreement, the Security Agreements executed by Group and Systems in favor of WSCC (the "Security Agreements"), the Investor Rights Agreement, the Systems Registration Rights Agreement and any other instruments and documents executed by Systems, Group, or any subsidiary or affiliate of either ("Affiliates"), now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Notes or the redemption and indemnity obligations of Systems are individually referred to as an "Investment Document" and collectively as the "Investment Documents." The term "Obligations" means (a) the indebtedness evidenced by the Notes, and any renewals or extensions thereof, (b) the full and prompt payment and all other indebtedness and the prompt and complete performance of all other obligations of Group or of Systems to WSCC under the respective Investment Documents to which each is a party, direct or contingent (including but not limited to obligations incurred as endorser or surety), however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of WSCC to Group or to Systems and (c) all future advances made by WSCC for taxes, levies, insurance and preservation of the Collateral (as defined below) of Group or of Systems and all attorneys' fees, court costs and expenses of whatever kind incident to the collection of any of such indebtedness or other obligations and the enforcement and protection of the security interest created hereby or by the other Investment Documents. Notwithstanding the foregoing, to the extent this document makes reference to either "Group's Obligation" or "Systems' Obligations" such terms shall mean only the Investment Documents which Group or Systems (respectively) has actually signed.

      2.5. Prepayment. Group may prepay the indebtedness evidenced by the Notes in whole or in part at any time and from time to time, without penalty or premium.

      2.6. Group Security. Payment and performance of Group's Obligations are secured by a lien on all the Group's assets junior only to the lien granted ACFC to secure Group's guarantee of Systems' obligations to ACFC; provided, however, that, with respect to the "Accounts" of Group, as defined in the Group Security Agreement, WSCC's lien shall be a first lien and (ii) other liens specifically permitted by the terms of this Agreement or the Security Agreement, of even date, executed by Group in favor of WSCC (the "Group Security Agreement"). The Group Security Agreement is in the form of Exhibit 2.6.1.

      2.7. Systems Security. Payment and performance of Systems' Obligations are secured by a lien on all the Systems' assets junior only to (i) the lien of ACFC pursuant to (A) that certain Commercial Revolving Loan, Demand Loan and Security Agreement executed by Systems and ACFC (the "ACFC Loan Agreement") and (B) that certain security agreement executed by Systems in favor of ACFC, (C) the Intercreditor Agreement between WSCC and ACFC of even date (the "Intercreditor Agreement") and (ii) any other liens specifically permitted by the terms of this Agreement or the Security Agreement, of even date, executed by Systems in favor of WSCC (the "Systems Security Agreement"). The Systems Security Agreement is in the form of Exhibit 2.6.2.

      2.8. ACFC Documents. The ACFC Loan Agreement, the WSCC Guaranty and any other document executed by Systems or any affiliate thereof or WSCC in connection with the $3 million credit facility provided Systems by ACFC (the "ACFC Facility") are referred to as the "ACFC Documents."


                                   ARTICLE 3
                 SYSTEMS INDEMNITY AND REDEMPTION OBLIGATIONS
                 --------------------------------------------

      3.1. Certificate of Amendment. Systems has filed with the Delaware Secretary of State the designation of the Systems Preferred Stock in the form of
Exhibit 3.1, providing for, among other things, the redemption and conversion of the Systems Preferred Stock under certain circumstances.

      3.2. Indemnity. Systems indemnifies and holds harmless WSCC from any liability on the WSCC Guaranty executed by WSCC in favor of ACFC, guaranteeing up to a maximum of $400,000 of the ACFC Credit Facility.

      3.3. Redemption. Systems shall redeem the Systems Preferred Stock held by WSCC when such is required by the Certificate of Incorporation of Systems or in any Investment Document signed by Systems.

      3.4. Security. To secure those redemption and indemnity obligations, Systems grants WSCC a lien on all of its assets, second only to the lien of ACFC and executes the Systems Security Agreement.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      4.1. Representations of Systems and of Group. Each of Systems and Group separately represent and warrant to WSCC, solely with respect to itself, the following; provided, however, in the event any representation or warranty made below commences with the words "Systems represents" or "Group represents" such representation or warranty is made by only Systems or Group, respectively:

            (a) Good Standing and Qualification. Systems is duly organized, validly existing and in good standing under the laws of the State of Delaware. Group is duly organized, validly existing and in good standing under the laws of the State of New York. It has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business therein makes such qualification necessary.

            (b) Corporate Authority. It has full power and authority to enter into this Agreement and the other Investment Documents to which it is a party, to take the actions by it contemplated herein, to execute and deliver the Investment Documents to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Investment Documents to which it is a party or any other instrument, document or agreement delivered in connection herewith or therewith.

            (c) Binding Agreements. This Agreement and the other Investment Documents to which it is a party constitute, valid and legally binding obligations of it, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally.

            (d) Litigation. Except as set forth in Groups filings with the Securities and Exchange Commission (the "SEC"), there are no actions, suits or proceedings pending or to the best of its knowledge threatened against it (or instituted or to be instituted by it) before any court or administrative agency, nor are there any actions, suits or proceedings threatened against it, which, individually or in the aggregate, would materially and adversely affect its financial condition, assets or operations, nor are there any such actions, suits or proceedings which question the validity of this Agreement, any of the other Investment Documents, or any action to be taken in connection with the transactions contemplated hereby or thereby.

            (e) No Conflicting Law or Agreements. Its execution, delivery and performance of this Agreement, and each other Investment Document to which it is a party, as the case may be, does not (i) violate any provision of its Certificate of Incorporation or Bylaws, or any order, decree or judgment, or any provision of any statute, rule or regulation to which it may be subject, (ii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or other contract or undertaking to which it is a party, or by which any of its properties may be bound or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on its property or assets except for the liens in favor of WSCC provided for herein.

            (f) Taxes. With respect to all of its taxable periods, it has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid or are being diligently contested by appropriate proceedings and have been reserved against, as required by generally accepted accounting principles, consistently applied.

            (g) Financial Statements. Its filings with the SEC contain its audited annual balance sheet as of December 31, 2000, and the related statements of income, retained earnings and cash flows for the fiscal year or period then ended. Each of such statements is complete and correct in all material respects and fairly presents its consolidated financial condition as of the dates and for the periods referred to therein and has been prepared in accordance with generally accepted accounting principles consistently applied by it throughout the periods involved. It has no liabilities, direct or indirect, fixed or contingent, of the dates of such balance sheets not reflected in such statements or in the notes thereto.

            (h) Adverse Developments. Since August 14, 2001, the date of Group's filing with the SEC of its report on Form 10-Q, there has been no material adverse change in its financial condition, business, operations, affairs or prospects or in any of its properties or assets.

            (i) Existence of Assets and Title. It has good and valid title to all of its properties and assets, including the properties and assets reflected in its financial statements. None of such properties or assets are subject to any mortgage, pledge, lien, lease, encumbrance or charge, except those permitted under the terms of this Agreement.

            (j) Compliance. Except as disclosed in Group's filings with the SEC, it is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, nor is it in violation of any law, statute, rule or regulation to which it or any of its properties are subject and it has not received notice of any such default from any party and is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties may be bound.

            (k) Leases. Except for the dispute with regard to a lease for its offices in Roseland, New Jersey, it enjoys quiet and undisturbed possession under all leases under which it is operating, and all of such leases are valid and subsisting and not in default.

            (l) Pension Plans.

                  (i) No fact, including but not limited to any "reportable event," as that term is defined in Section 4043 of ERISA, exists in connection with any employee benefit plan or other plan maintained by it or any entity affiliated with it for employees covered by Title I of ERISA (a "Plan") of any of them under Sections 414(b), (c), (m), (n) and (o) of the Internal Revenue Code of 1986, as amended (the "Code") which might constitute grounds for termination of any such Plan by the Pension Benefit Guaranty Corporation (the "PBGC"), or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan. Schedule 2.1(m) lists all Plans;

                  (ii) Except to the extent of issues and matters which would not, in the aggregate, have a material adverse effect on its ability to meet its respective Obligations, no "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code exists on the execution and delivery of this Agreement and the other Investment Documents;

                  (iii) It will to do all acts, including, but not limited to, making all contributions necessary to maintain compliance with ERISA or the Code, and will not to terminate any Plan in a manner, or do so or fail to do any act, which could result in the imposition of a lien on any of its properties pursuant to Section 4068 of ERISA;

                  (iv) It does not sponsor or maintain, and has never contributed to, and has not incurred any withdrawal liability under a "multi-employer plan" as defined in Section 3 of ERISA and it has no written or verbal commitment of any kind to establish, maintain or contribute to any "multi-employer plan" under the Multi-employer Pension Plan Amendment Act of 1980;

                  (v) It has no unfunded liability in contravention of ERISA and the Code;

                  (vi) Except to the extent of issues and matters that would not, in the aggregate, have a material adverse effect on its ability to meet its respective Obligations, any Plan complies currently, and has complied in the past, both as to form, operation and terms with provisions of the Code and ERISA, and all applicable regulations thereunder and all rules issued by the Internal Revenue Service, U.S. Department of Labor and the PBGC and as such, is and remains a "qualified" plan under the Code;

                  (vii) No actions, suits or claims are pending (other than routine claims for benefits) against any Plan of it, or the assets of any Plan of it;

                  (viii) Except to the extent of issues and matters that would not, in the aggregate, have a material adverse effect on its ability to meet its respective Obligations, it has performed all obligations required to be performed by it under any Plan and it is not in default, or in violation of any Plan, and has no knowledge of any such default or violation by any other party to any Plans;

                  (ix) No liability has been incurred by it to the PBGC or to participants or beneficiaries on account of any termination of a Plan subject to Title IV of ERISA, no notice of intent to terminate a Plan has been filed by (or on behalf of) it pursuant to Section 4041 of ERISA and no proceeding has been commenced by the PBGC pursuant to Section 4042 of ERISA;

                  (x) It has complied with the reporting and disclosure provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 for any of its Plans.

            (m) Deferred Compensation Arrangements. Except as set forth in
Schedule 4.1(m), it has not entered into employment contracts or deferred compensation plans, incentive compensation plans, executive compensation plans, arrangements or commitments (each, individually, an "Arrangement"). With respect to each Arrangement:

                  (i) The Arrangement complies currently, and has complied in the past, both as to form and operation with its terms and the provisions of the Code and ERISA and all applicable laws, rules and regulations;

                  (ii) The disclosure and reporting provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 have been satisfied;

                  (iii) The Arrangement is legally valid and binding and is in full force and effect;

                  (iv) It has made all contributions required to be made under any Arrangement and no contributions are currently due and owing;

                  (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the best of its knowledge, that could be reasonably expected to be asserted against any Arrangement; and

                  (vi) It has performed all obligations required to be performed by it under any Arrangement and it is not in default or in violation of, and it has no knowledge of a default or violation by any other party to any Arrangement.

            (n) Chief Executive Office. 1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191 is the location of its chief executive office and principal place of business, and the office where its books and records concerning its Collateral, as defined below, are kept.

            (o) Places of Business and Location of Collateral. It has no other places of business and locates no Collateral, specifically including books and records, at any location other than as set forth in subsection (n) above. It shall maintain a full and complete set of its books and records in its offices at the chief executive office described in subsection (n) above.

            (p) Contingent Liabilities. Except as set forth on Schedule 4.1(p), it is not a party to any suretyship, guaranty, or other similar type agreement; nor has it offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner that would in any way create a contingent liability that does not appear in its financial statements.

            (q) Contracts. Except as described in Group's filings with the SEC, no material contract, governmental or otherwise, to which it is a party, is subject to renegotiation, nor is it in default in any material respect of any material contract.

            (r) Unions and Pensions. It is not a party to any collective bargaining or union agreement.

            (s) Licenses. It has all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity to which it may be subject, necessary for the conduct of its business, all of which are in good standing and in full force and effect.

            (t) Collateral. It is and will continue to be the sole owner of its respective collateral granted WSCC as security under the Security Agreements applicable to it (the "Collateral"), free and clear of all liens, encumbrances, security interests and claims except the liens granted to WSCC hereunder, liens granted to ACFC pursuant to the ACFC Documents and the security interests and liens listed on Schedule 2.1(t) and those liens expressly permitted by the terms of this Agreement or the Security Agreements; it is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of its Collateral to WSCC; all documents and agreements related to its Collateral are true and correct and in all respects; all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract; none of the transactions underlying or giving rise to its Collateral violate any applicable state or federal laws or regulations; all documents relating to its Collateral are legally sufficient under such laws or regulations and legally enforceable in accordance with their terms; and it will defend its Collateral against the claims of all persons not expressly permitted by this Agreement or the Security Agreements to hold liens against its Collateral.

            (u) Tradenames. It has no tradenames.

            (v) Financial Information. All financial information including, but not limited to, information relating to its receivables and inventory, submitted by it to WSCC, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to render it a true and accurate depiction of the subject matter to which it relates.

            (w) Parent, Affiliate or Subsidiary Corporations. Systems is a wholly-owned subsidiary of Group and has no subsidiaries.

            (x) Environmental Matters. It has duly complied with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the applicable provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. It has been issued, and will maintain, all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions, (ii) discharges to surface water or groundwater, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (including any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous) or (vi) other environmental, health or safety matters. It has not received notice of, or know of, or suspect facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, it has not experienced any emission, spill, release or discharge into or on (i) the air, (ii) soils, or any improvements located thereon, (iii) surface water or groundwater or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing their premises, of any toxic or hazardous substances or wastes at or from such premises; and, accordingly, except for those substances used in compliance with applicable laws, the premises occupied by it are free of all such toxic or hazardous substances or wastes. It has not received any complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises of either, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste or
(vi) other environmental, health or safety matters affecting it or its business, operations, assets, equipment, property, leaseholds or other facilities. It has no indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

            (y) Capitalization. Group owns 1,100,000 shares of the Common Stock of Systems ("Systems Common Stock") and 1,000 shares of the Systems Preferred Stock, together constituting all of the outstanding shares of capital stock of Systems. Group represents that it has a total authorized capitalization consisting of (1) 40,000,000 shares of Common Stock ("Group Common Stock"), of which approximately 23,000,000 are issued and outstanding and (2) 6,000,000 shares of Preferred Stock ("Group Preferred Stock"), of which 2,000,000 are designated Class A Cumulative Preferred Stock, of which 987,573 are outstanding, 1,287,540 are designated Class B Preferred Stock, of which 643,770 are outstanding and 1,500,000 are designated Class C Preferred Stock, of which 1,500,000 are outstanding. In addition, Group has issued certain shares of its Class D Preferred Stock and Class E Preferred Stock as described in its public filings with the SEC. All these shares of Group and Systems capital stock are sometimes referred to individually as a "Share" and collectively as the "Shares." All of its outstanding Shares have been duly authorized and validly issued and were issued in compliance with the registration or qualification provisions of all applicable federal and state securities laws or pursuant to valid exemptions therefrom. Except as otherwise provided in the Investor Rights Agreement and the Systems Registration Rights Agreement and, except for the rights to acquire Shares as described in its filings with the SEC
(i) there are no authorized, issued or outstanding warrants, options or rights to purchase any Shares or securities convertible into Shares, (ii) no person or entity has any preemptive right, right of first refusal or similar right to acquire any additional Shares, (iii) there are no restrictions on the transfer of Shares, other than those imposed by its Investor Rights Agreement with WSCC and applicable securities laws, (iv) no person or entity has any right to cause it to effect a registration under the Securities Act of 1933 of any Shares, (v) it has no obligation to purchase, redeem or otherwise acquire any Shares or to pay any dividend or make any distribution with respect thereto and (vi) there are no voting trusts, agreements or proxies relating to any of its Shares.

            (z) Certain Transactions. Except as described in its filings with the SEC, it is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever, and none of such officers or directors or any members of their immediate families, is indebted to it or has any direct or indirect ownership interest in any firm or corporation with which it has a business relationship, or any firm or corporation that competes with it in its geographic areas (except that its officers and/or directors of it may own no more than 1% of outstanding stock of publicly traded companies that may compete with it). Except as described in its filings with the SEC, no officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with it. Except as described in its filings with the SEC, it is not a guarantor or indemnitor of any indebtedness, or obligations (including any lease or contingent obligations) of any other person, firm, corporation or other legal entity.

            (aa) Fees/Commissions. It has not agreed to pay any finder's fee, commission, origination fee (except for the closing/professional fees and attorneys' fees specifically provided for in this Agreement) or other fee or charge to any person or entity with respect to this Agreement and the transactions contemplated hereunder.

            (bb) Employees. To the best of its knowledge it has no any current labor problems or disputes, threatened or pending claims that have resulted or could be expected to have a material adverse effect on its operations, properties or financial condition, or its ability to perform its Obligations.

            (cc) Issuance Taxes. Group has paid, or will pay, all taxes imposed on it in connection with the issuance, sale and delivery of the Notes, and Group has complied, or will comply, with all laws imposing such taxes.

            (dd) Solvency. As of the date hereof, it (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and (ii) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

            (ee) Representations and Warranties in Other Agreements. Systems represents the representations and warranties made by Systems in the ACFC Credit Agreement are true and correct in all material respects.

            (ff) Senior Loan Documents. The ACFC Documents previously delivered to WSCC comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof.

            (gg) Trademarks, Patents, etc. It owns or possesses adequate (and will use its best efforts to obtain as expediently as possible any additional) licenses or other rights to use all patents, trademarks, tradenames, service marks, trade secrets or other intangible property rights and know-how necessary to entitle it to conduct its business as presently being conducted. It is not a party to any infringement action, lawsuit, claim or complaint that asserts that its operations violate or infringe the rights or the tradenames, trademarks, trademark registrations, service names, service marks or copyrights of others with respect to any of its apparatuses or methods or any adversely held trademarks, tradenames, trademark registrations, service names, service marks or copyrights, and it is not in any way making use of any confidential information or trade secrets of any person, except with the consent of such person. It has taken reasonable steps to protect its proprietary information (except disclosure of source codes pursuant to licensing agreements) and is the lawful owner of the proprietary information free and clear of any claim of any third party. "Proprietary information" includes, without limitation, (i) any computer programming language, software, hardware, firmware or related documentation, inventions, technical and nontechnical data related thereto and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by it or marketing studies conducted by it, all of which it considers to be commercially important and competitively sensitive and which generally have not been disclosed to third parties.


                                   ARTICLE 5
                            COVENANTS AND AGREEMENTS
                            ------------------------


      Each of Group and Systems covenants and agrees that, with respect to itself, during the term of this Agreement:

      5.1. Payment of Obligations and Indebtedness.

            (a) Group shall pay the indebtedness evidenced by the Notes according to the terms thereof.

            (b) It shall timely pay or perform, as the case may be, all of its respective Obligations to WSCC, direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of WSCC to it, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

            (c) It shall pay all other material indebtedness to its creditors according to the terms thereof, and shall timely pay or perform, as the case may be, all of its obligations to its other creditors however and whenever incurred.

      5.2. Financial Statements and Reports. It shall furnish to WSCC the following:

            (a) no later than when due to be filed with the SEC or three months, whichever is later after the end of the its fiscal year ends, audited financial statements, certified by independent public accountants of recognized standing (which shall be one of the five largest independent public accounting firms in the United States, or such other independent public accountants of recognized national or regional standing as may be approved by WSCC, such approval not to be unreasonably withheld), prepared in accordance with generally accepted accounting principles and practices consistently applied;

            (b) by the end of the third week of each calendar month, its internally prepared financial statements prepared in a manner consistent with those prepared in the prior months.

            (c) with reasonable promptness, such other financial data, including without limitation, summary of accounts receivable ageings, as WSCC may reasonably request.

            (d) without WSCC's prior written consent, it shall not modify or change any accounting policies or procedures, including its fiscal year, in effect on the date hereof.

      5.3. Maintenance of Books and Records; Inspection. It shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and, after reasonable notice from WSCC, permit WSCC and the Small Business Administration (the "SBA") and their respective officers and employees, and any other professionals designated by WSCC in writing, to visit and inspect any of its properties, company books and financial records, and to discuss its accounts, affairs and finances with its principal officers during reasonable business hours, all at such times as WSCC may reasonably request; provided that no such inspection shall materially interfere with the conduct of business of either.

      5.4. Insurance. Without limiting any of the requirements of any of the other Investment Documents, it shall maintain, in amounts customary for entities engaged in comparable business activities, (a) to the extent required by applicable law, worker's compensation insurance (or maintain a legally sufficient amount of self-insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by WSCC (such approval not to be unreasonably withheld or delayed), and (b) fire and "all risk" casualty insurance on its properties against such hazards and in at least amounts customary in Systems' and Group's business. It will obtain and maintain public liability insurance in an amount, and at a cost, deemed reasonable to its Board of Directors. At the request of WSCC, it will deliver forthwith a certificate specifying the details of such insurance in effect.

      5.5. Taxes and Assessments. It shall (a) file all tax returns and appropriate schedules thereto required to be filed under applicable law, before the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed on its income and profits or on any properties belonging to it, before the date penalties attach and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge on any of its properties; provided, however, that either in good faith may contest any such tax, assessment, governmental charge or levy described in (b) and (c) so long as appropriate reserves in accordance with generally accepted accounting principles are maintained with respect thereto.

      5.6. Legal Existence. Systems shall maintain its existence and good standing in the State of Delaware, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law. Group shall maintain its existence and good standing in the State of New York, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

      5.7. Compliance with Law and Other Agreements. Except where the failure to do so would not materially adversely affect its operations, properties, financial condition or its ability to fulfill its respective Obligations under the Investment Documents, Group shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property and (b) all agreements, licenses, franchises, indentures and mortgages to which it is a party or by which it or any of its properties is bound. Without limiting the foregoing, it shall pay all of its material indebtedness promptly in accordance with the terms thereof.

      5.8. Notice of Default; Perceived Breach. Group shall give written notice to WSCC at any time it becomes actually aware of the occurrence of any default, event of default or Event of Default under this Agreement, any other Investment Document and any other material indebtedness of it promptly on the occurrence thereof.

      5.9.  Notice of Litigation. It shall give notice, in writing, to WSCC of
(a) any actions, suits or proceedings not covered unconditionally by insurance, instituted by any persons whomsoever against it or affecting any of its assets in which the amount at issue is in excess of $250,000, (b) any dispute, not resolved within 60 days of the commencement thereof, between it on the one hand and any governmental regulatory body on the other hand, that might materially interfere with its normal business operations and (c) any litigation instituted by it claiming damages in excess of $250,000.

      5.10. Conduct of Business. It will continue to engage in a business of the same general type and manner as conducted by it on the date of this Agreement.

      5.11. ERISA Plan. If it has in effect, or hereafter institutes, a Plan subject to the requirements of ERISA, then the following warranties or covenants, as the case may be, shall be applicable during such period any Plan is in effect (a) it warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists or shall exist,

(b) throughout the existence of the Plan, its contributions under the Plan will meet the minimum funding standards required by ERISA and it will not institute a distress termination of the Plan and (c) it will send to WSCC a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

      5.12. Dividends, Distributions, Share Rights, etc. Without the prior written consent of WSCC, except as required by instruments existing as of the date hereof or by the terms of the Rights Offering, as defined below, Group and Systems shall not (i) declare or pay any dividend of any kind nor make any distribution of any kind in cash or property in respect thereof nor make any return of capital to shareholders, except to the extent permitted under the ACFC Documents, (ii) make any payments in cash or property in respect of any Share options or similar plans or (iii) grant any preemptive rights with respect to its Shares. WSCC's consent shall not be required should Group offer and sell shares of Systems' capital stock to Group's shareholders in an offering registered with the Securities and Exchange Commission (the "Systems Rights Offering"). Without the prior written consent of WSCC, except as required by instruments existing as of the date hereof or by the terms of the Systems Rights Offering, Group and Systems shall not redeem, purchase or otherwise acquire any of its outstanding Shares, except as may be required or permitted under its respective Investor Rights Agreement.

      5.13. Debt. Except as is set forth on Schedule 5.13, without the prior written consent of WSCC, it shall not create, incur, assume or suffer to exist indebtedness of any description whatsoever, excluding:

            (a) the indebtedness of Systems to ACFC pursuant to the ACFC Credit Agreement;

            (b) the indebtedness of Group evidenced by the Notes;

            (c) the endorsement of negotiable instruments payable to it for deposit or collection in the ordinary course of business;

            (d) trade payables incurred in the ordinary course of its business;

            (e) the indebtedness listed on Schedule 5.13 or that is approved in writing by WSCC;

            (f) indebtedness incurred to acquire equipment or other goods on a purchase money basis, secured only by a lien against the asset acquired and for which indebtedness does not exceed $100,000 each at any time.

            (g) indebtedness incurred for capitalized lease obligation that in any fiscal year equals no more than $100,000 each.

            (h) indebtedness to banks or other commercial financial institutions to fund working capital needs.

      5.14. No Liens. Without the prior written consent of WSCC, Group shall not create, incur, assume or suffer to exist any lien, security interest, security title, mortgage, deed of trust or other encumbrance upon or with respect to any of its assets, now owned or hereafter acquired, except the following permitted liens (the "Permitted Liens"):

            (a) Group and Systems liens in favor of ACFC in existence on the date of this Agreement;

            (b) liens in favor of WSCC;

            (c) liens for taxes or assessments or other governmental charges or levies if not yet due and payable;

            (d) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

            (e) liens described on Schedule 4.1(t) or Schedule 5.13 or which are approved in writing by WSCC;

            (f) liens on personal property solely acquired with the proceeds of or pursuant to a purchase money financing permitted by Section 5.14 above; and

            (g) liens granted banks or other commercial financial institutions to fund working capital needs.

      5.15. Mergers, Consolidations, Acquisitions and Sales. Other than the Systems Rights Offering, without the prior written consent of WSCC, Group shall not (a) be a party to any merger, consolidation or reorganization, (b) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (c) sell, transfer, convey or lease all or any substantial part of its assets or (d) create any subsidiaries or convey any of its assets to any subsidiary.

      5.16. Transactions With Affiliates. It shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and, pursuant to the reasonable requirements of its business and on fair and reasonable terms no less favorable to it than either would obtain in a comparable arm's length transaction with a person not an affiliate. For the purposes of this Section 5.16, "affiliate" means a person, corporation, partnership or other entity controlling, controlled by or under common control with Group.

      5.17. Environment. It shall (i) be and remain in compliance in all material respects with the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder, (ii) notify WSCC immediately of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party, (iii) notify WSCC immediately of any hazardous discharge from or affecting its premises, (iv) immediately contain and remove the discharge, in compliance with all applicable laws, (v) promptly pay any fine or penalty assessed in connection therewith and

(vi) permit WSCC, at WSCC's sole cost and expense, to inspect its premises, to conduct tests thereon and to inspect all books, correspondence and records pertaining thereto.

      5.18. Guaranty Fee. On each anniversary date of this Agreement, Systems shall pay WSCC a cash fee (the "Guaranty Fee") in an amount equal to $12,000 (representing 3% of the amount of the ACFC Facility guaranteed by WSCC).

      5.19. Zaino. Group shall cause Gene F. Zaino ("Zaino") to remain the President of Group. Systems shall cause Zaino to remain the Chairman of its Board of Directors.


                                    ARTICLE 6
                                     CLOSING
                                     -------

      6.1.  Closing.

            (a) Group's and Systems' counsel, Gadsby Hannah LLP, delivers to WSCC, its opinion, in the form of Exhibit 6.1(a). It is acknowledged that such opinion will be qualified by an assumption that Group and Systems are financially solvent.

            (b) Group executes and delivers the Notes to WSCC.

            (c) Systems executes and delivers to WSCC (i) the Systems Investor Rights Agreement, (ii) the Systems Registration Rights Agreement, (iii) the Systems Security Agreement and (iv) all other Investment Documents to which it is a party required by WSCC.

            (d) Group executes and delivers to WSCC (i) the Notes, (ii) the Group Investors Right Agreement, (iii) the Group Security Agreement and (iv) all other Investment Documents to which it is a party required by WSCC.

            (e) Each of Group and Systems delivers to WSCC copies of its Certificate of Incorporation and Bylaws, certified by its Secretary.

            (f) Each of Group and Systems delivers to WSCC certified (as of the date of this Agreement) copies of all action taken by each of them, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Investment Documents.

            (g) Systems delivers to WSCC a certificate as to the legal existence of the Systems, issued by the Secretary of State of Delaware. Group delivers to WSCC a certificate as to the legal existence of the Group, issued by the Secretary of State of New York.

            (h) Group and Systems deliver to WSCC forms and reports required by the U.S. Small Business Administration including without limitation Forms 480, 652 and Part A of Form 1031 regarding each of Group and Systems, and such other documents required by the U.S. Small Business Administration from time to time.

            (i) System delivers the certificate representing the Systems Preferred Stock.

                                    ARTICLE 7
                                  SUBORDINATION
                                  -------------

      7.1. Group Financing. As long as no default or Event of Default with respect to Group under any Investment Document shall exist or be continuing, WSCC shall subordinate its secured position with respect to the Collateral of Group to the lien of any bank or commercial financial institution providing working capital financing to Group under terms and conditions acceptable to WSCC.

      7.2. Systems Financing. As long as no default or Event of Default with respect to Systems under any Investment Document shall exist or be continuing, WSCC shall subordinate its secured position with respect to the Collateral of Systems to the lien of any bank or commercial financial institution providing working capital financing to Systems under terms and conditions acceptable to WSCC.


                                    ARTICLE 8
                                SEPARATE ENTITIES
                                -----------------

      8.1. Separate Entities. Anything to the contrary in any Investment Document notwithstanding, each of Group and Systems (singularly, a "Company" and, together, the "Companies") shall for all purposes be treated under the Investment Documents as separate and distinct entities. Without limitation of the foregoing, to that end, (1) no provision in any Investment Document providing for cross-default and/or cross collateralization of the Obligations of either Company shall be of any force or effect, (2) all representations and warranties and post-Closing warrants of the Companies shall not be joint and several but only deemed made by each Company with respect to itself and (3) any Event of Default shall only be triggered by a Event of Default of the Company in which it occurred.

                                   ARTICLE 9
                              DEFAULT AND REMEDIES
                              --------------------

      9.1. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder with respect to the specific Company causing the Event of Default:

            (a) Default by Group in the payment of the principal of or interest on the indebtedness evidenced by the Notes in accordance with the terms of the Notes, which default is not cured within 10 days;

            (b) Any material misrepresentation by it as to any material matter hereunder or under any of the other Investment Documents, or in any schedule, statement, resolution, report, certificate, notice or writing to WSCC on the date as of which the facts set forth therein are stated or certified;

            (c) Its failure to perform any of the Obligations, or its covenants or agreements under this Agreement or any of the other Investment Documents (beyond any applicable grace or cure period);

            (d) It (i) generally does not pay or is unable to pay its debts as such debts become due, or (ii) makes an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or (iv) has any such petition or application filed or any such proceeding commenced against it that is not dismissed within 60 days, or (v) indicates, by any act or intentional and purposeful omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or
(vi) suffers any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

            (e) It is liquidated, dissolved, partitioned or terminated, or the charter thereof expires or is revoked;

            (f) A default or event of default occurs under any of the other Investment Documents and, if subject to a cure right, such default or event of default is not cured by it within the applicable cure period;

            (g) It defaults in the timely payment or performance of any obligation now or hereafter owed to WSCC in connection with any other indebtedness of it now or hereafter owed to WSCC;

            (h) It defaults in the timely payment of or performance of any covenant relating to any other indebtedness or obligation, which materially adversely affects its operations, properties or financial condition;

            (i) Systems defaults in any manner whatsoever under the terms of the ACFC Credit Agreement and its related documents; or

            (j) Systems fails to pay currently any and all dividends on the Systems Preferred Stock held by WSCC.

      With respect to any Event of Default described above capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within 30 days (10 days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to it given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to either Group or Systems and an opportunity to cure any Curable Default of which it has had actual knowledge for the requisite number of days set forth.

      9.2. Acceleration of Maturity; Remedies for Group Default. On the occurrence of any Event of Default described in subsection 8.1(d) with respect to Group, the indebtedness evidenced by the Notes as well as any and all other indebtedness of Group to WSCC shall be immediately due and payable in full; and on the occurrence of any other Event of Default described above, WSCC at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Notes as well as any and all other indebtedness of Group to

WSCC, all without notice of any kind. On the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Notes:

            (a) WSCC shall be immediately entitled to exercise any and all rights and remedies possessed by WSCC pursuant to the terms of the Notes and all of the other Investment Documents; and

            (b) WSCC shall have any and all other rights and remedies that WSCC may now or hereafter possess at law, in equity or by statute.

      9.3. Immediate Redemption; Remedies for Systems Default. On the occurrence of any Event of Default described in Section 8.1(d) with respect to Systems:

            (a) WSCC shall immediately have the right to require the immediate redemption by Systems, at par value, together with any unpaid dividends, of all shares of the Systems Preferred Stock; and

            (b) WSCC shall have any and all other rights and remedies that WSCC may now or hereafter possess at law, in equity or by statute.

      9.4. Remedies Cumulative; No Waiver. No right, power or remedy conferred on or reserved to WSCC by this Agreement or any of the other Investment Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy is cumulative and concurrent and in addition to any other right, power and remedy given hereunder, under any of the other Investment Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by WSCC to exercise any right, power or remedy accruing on the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Investment Documents to WSCC may be exercised from time to time and as often as may be deemed expedient by WSCC.

      9.5. Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Investment Document(s) providing the remedy or remedies exercised, if none is specified, or if the remedy is provided by this Agreement, then as follows:

      First, to the costs and expenses, including without limitation reasonable attorneys' fees and disbursements, incurred by WSCC in connection with the exercise of its remedies;

      Second, to the expenses of curing the default that has occurred, in the event that WSCC elects, in its sole discretion, to cure the default that has occurred;

      Third, to the payment of the Obligations of either Systems or of Group, including but not limited to, with respect to Group, the payment of the principal of and interest on the indebtedness evidenced by the Notes, in such order of priority as WSCC shall determine in its sole discretion; and

      Fourth, the remainder, if any, to Group or to Systems or to any other person lawfully thereunto entitled.

                                   ARTICLE 10
                                   TERMINATION
                                   -----------

      10.1. Termination of this Agreement. Unless amended to state otherwise, in a writing signed by the parties affected, this Agreement shall remain in full force and effect with respect to each of Group and Systems until the indefeasible payment or performance by it of all of its Obligations; provided, however, that (a) the indemnities provided in Section 11.15 shall survive the termination of this Agreement, and (b) the representations and warranties contained in Article 4 of this Agreement shall continue to survive as an inducement for the overall investment of WSCC, and (c) Group and Systems will continue to be obligated to comply with Sections 5.2 and 5.3 of this Agreement and its respective Investor Rights Agreement and all other still operative Investment Documents.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

      11.1. Performance By WSCC. If either Systems or Group defaults in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within the applicable cure period, then WSCC or its nominee or agent authorized in writing by WSCC may, at its or their option, pay, perform or observe the same, and all payments made or costs or expenses incurred by WSCC in connection therewith (including but not limited to reasonable attorneys' fees based on such attorneys' standard hourly rates and actual time expended), with interest thereon at the highest default rate provided in the Notes, shall be immediately repaid to WSCC by the defaulting Company and constitute a part of the Company's Obligations. WSCC shall act as the sole judge of the necessity for any such actions and of the amounts to be paid. Notwithstanding any provision to the contrary in this Section 11.1 and this Agreement, WSCC's rights pursuant to this Section 11.1 are subject to the rights of ACFC set forth in the ACFC Documents.

      11.2. Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such party shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Systems or Group or by or on behalf of WSCC shall bind and inure to the benefit of its respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

      11.3. Costs and Expenses. Group and Systems shall pay all reasonable costs and expenses incurred by WSCC in connection with the execution of this Agreement, including but not limited to filing fees, recording taxes and reasonable attorneys' fees. Each of the Companies shall pay all premiums for insurance required to be maintained by it pursuant to the terms of the Investment Documents. Group will pay all of the out-of-pocket costs and expenses incurred by WSCC in connection with the collection of the Note, or prepayment of the Note, including but not limited to reasonable attorneys' fees, promptly on demand of WSCC. If any Investment

Document is amended, the Company to which it is a party shall pay all costs of the amendment, including but not limited to reasonable attorneys' fees, promptly on demand of WSCC.

      11.4. Assignment. The Notes, this Agreement and the other Investment Documents may be endorsed, assigned and/or transferred in whole or in part by WSCC, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of WSCC under all of the same to the extent transferred and assigned. WSCC may grant participations in all or any portion of its interest in the indebtedness evidenced by the Notes, and in such event Group or Systems, as the case may be, shall continue to make any payments due under the Investment Documents to WSCC or its assignee or agent of which notice has been given by WSCC to Group or Systems and WSCC shall have the sole responsibility of allocating and forwarding such payments in the appropriate manner and amounts. Neither Group nor Systems shall assign any of its rights nor delegate any of its duties hereunder or under any of the other Investment Documents without the prior written consent of WSCC.

      11.5. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Group or Systems hereunder and under all of the other Investment Documents.

      11.6. Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      11.7. Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Notes or any of the other Investment Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of acceleration of the maturity of the unpaid balance of the Notes or otherwise, shall the interest and other charges agreed to be paid to WSCC for the use of any monies advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid by Group in respect of the indebtedness evidenced by the Notes shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by WSCC that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Notes and/or refunded to Group so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Notes exceed the maximum amounts permitted from time to time by applicable law.

      11.8. Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

      11.9. Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or 3 business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The address of WSCC is:             Waterside Capital Corporation
                                    300 E. Main Street, Suite 1380
                                    Norfolk, VA 23510
                                    Attention: J. Alan Lindauer
                                    Telecopy No.: 757-626-0114

with a copy to:                     Williams, Mullen, Clark & Dobbins, P.C.
                                    One Columbus Center, Suite 900
                                    Virginia Beach, VA  23462
                                    Attention: John M. Paris, Jr., Esquire
                                    Telecopy No.: 757-473-0395

The address of Group is:            The Netplex Group, Inc.
                                    1800 Robert Fulton Drive, Suite 250
                                    Reston, VA 20191
                                    Attention:  Gene Zaino
                                    Telecopy No.: (703) 262-5380


The address of Systems is:          Netplex Systems, Inc.
                                    1800 Robert Fulton Drive, Suite 250
                                    McLean, VA  20191
                                    Attention:  Gene Zaino
                                    Telecopy No.: (703) 262-5380


with a copy to:                     Gadsby Hannah LLP
                                    225 Franklin Street
                                    Boston, MA 02110
                                    Attention:  Jeffrey M. Stoler, Esquire
                                                Ron M. Hadar, Esquire
                                    Telecopy No.:  (617) 345-7050

      11.10. Entire Agreement. This Agreement and the other written agreements between Systems and Group and WSCC represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided that pre-existing written agreements between or among the parties with respect to the investment by WSCC in Group shall remain in full force and effect except as specifically modified or cancelled by the Agreement; provided further, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the

Obligations, the provision of this Agreement shall control. The execution and delivery of this Agreement and the other Investment Documents by Systems and Group were not based on any fact or material provided by WSCC, nor was either Systems or Group induced or influenced to enter into this Agreement or the other Investment Documents by any representation, statement, analysis or promise by WSCC.

      11.11. Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the Commonwealth of Virginia applicable to contracts to be wholly performed in the Commonwealth, without regard to conflicts of law principles. No amendment or modification hereof shall be effective except in a writing executed by WSCC and either Group or Systems, as the case may be.

      11.12. Survival of Representations and Warranties. All representations and warranties contained herein or in any of the Investment Documents or made by or furnished on behalf of Group or Systems in connection herewith or in any Investment Documents shall survive the execution and delivery of this Agreement and the other Investment Documents.

      11.13. Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

      11.14. Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the court interpreting or construing the provision shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared it, it being agreed that Group and Systems and WSCC, and their respective counsels, have participated in its preparation.

      11.15. General Indemnification. Each Company shall, on a several basis, indemnify WSCC, its officers, directors, employees and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") and each shall hold each of Indemnified Party harmless from and against any and all losses, liabilities, damages, costs, expenses and claims of any and every kind whatsoever (except those arising solely by reason of the gross negligence or willful misconduct of an Indemnified Party) which may be imposed on, incurred by, or asserted against the Indemnified Parties or any of them arising by reason of any action or inaction or omission to any act legally required of such Company (including without limitation as required pursuant hereto or pursuant to any other Investment Document) to which such Company is a party.

      11.16. Standard of Care; Limitation of Damages. WSCC shall be liable to Group or to Systems only for matters arising from this Agreement or otherwise related to the Obligations resulting from WSCC's gross negligence or willful misconduct and any and all other liability of WSCC either to Group or to Systems is waived. WSCC shall not in any event be liable to either Group or Systems for special or consequential damages arising from this Agreement or otherwise related to the Obligations.

      11.17. Consent to Jurisdiction; Exclusive Venue. Each of Group and Systems irrevocably consents to the jurisdiction of the United States District Court for the Eastern District of Virginia, Norfolk Division, and of all Virginia state courts sitting in Norfolk, Virginia, for the purpose of any litigation to which WSCC may be a party and which concerns this Agreement or the Obligations. Each of Group and Systems accepts that venue for any such action shall lie exclusively with courts sitting in Norfolk, Virginia, unless WSCC agrees to the contrary in writing.

      IN WITNESS, the parties have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                              WATERSIDE CAPITAL CORPORATION


                              By:
                                 ---------------------------------------
                              ---------------------------------------


                              NETPLEX SYSTEMS, INC.


                              By:
                                 ---------------------------------------
                                 Gene F. Zaino, Chief Executive Officer


                              THE NETPLEX GROUP, INC.


                              By:
                                 ---------------------------------------
                                 Gene F. Zaino, President